UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2008

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2008, Southwestern Energy Company (the “Company”) entered into an agreement for a $200 million credit facility with The Royal Bank of Scotland plc, as administrative agent and lender thereunder, which matures on June 27, 2008.  The Company may utilize the facility for general corporate purposes other than direct repayment of the Company’s existing revolving credit facility.  The Company must use all of the net cash proceeds received from the sale of any assets to make mandatory prepayments of amounts borrowed under the facility.  Upon the consummation of any offering of debt securities having net proceeds in excess of $100 million, the commitment under the facility will be reduced to $100 million and the Company is required to use the net proceeds of any subsequent debt offering or any equity offering to prepay amounts outstanding under the facility.

The interest rate on the credit facility is calculated based upon the Company's public debt rating and is currently 87.5 basis points over LIBOR.  The credit facility is required to be guaranteed by certain of its subsidiaries and the Company’s subsidiaries, SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company are currently guarantors under the facility.  The facility also contains restrictive covenants that may limit the Company’s ability, among other things, to incur additional indebtedness; create or incur additional liens on its oil and gas properties, its transmission facilities or pipelines or the stock of its subsidiaries; make investments in or loans to others; change its line of business; or merge or consolidate with another person, or lease or sell all or substantially all of its assets.

The credit facility does not permit the Company to issue total debt in excess of 60% of its total capital, excluding the effects of non-cash entries that result from FAS 133 and FAS 158 and the non-cash impact of any full cost ceiling write-downs. It also requires the Company to maintain a level of stockholders’ equity equal to or greater than the sum of (a) $900 million plus (b) 50% of its consolidated net income for each fiscal year (and, if applicable, the completed portion of the then-current fiscal year) following January 2, 2008, without giving effect to any loss in any such fiscal year (or, if applicable, the completed portion of the then-current fiscal year), plus (c) 75% of the net proceeds of any equity issuance after January 2, 2008. The Company must also maintain a ratio of EBITDA to interest expense of 3.5 to 1 or above. Additionally, with certain exceptions, the Company’s subsidiaries (excluding Arkansas Western Gas Company) cannot incur indebtedness in excess of $50 million in the aggregate.

The foregoing description of the material terms and conditions of the credit facility does not purport to be complete and is qualified in its entirety by reference to the credit facility, which will be included in a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 4, 2008	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer